Exhibit 10.26

CONFIDENTIAL SETTLEMENT AND LICENSE AGREEMENT

This SETTLEMENT AND LICENSE AGREEMENT (the “Agreement”) is by and between NNPT, LLC, a Texas limited liability corporation, and SPHERIX INCORPORATED, as Delaware corporation (collectively “Licensor”), and HUAWEI TECHNOLOGIES CO., LTD.; a Chinese company with major business address at Huawei Industrial Base, Bantian, Longgang District, Shenzhen 518129 P.R. China (hereinafter referred as “Huawei”) on behalf of itself and all Licensees (each a “Party” and both collectively “Parties”). This Agreement is effective as of September 16, 2015 (“Effective Date”).

RECITALS

A.           Licensor has filed a lawsuit in the case of NNPT, LLC. v. Huawei Investment & Holding Co., Ltd.; Huawei Technologies Co., Ltd.; Huawei Device (Hong Kong) Co., Ltd.; Huawei Device USA Inc.; Huawei Technologies USA Inc.; Huawei Technologies Cooperatif U.A. and Futurewei Technologies, Inc. (collectively “Licensee”), in the United States District Court for the Eastern District of Texas (Case No. 2:14-cv-677-JRG-RSP) (hereinafter, “the Litigation”) asserting infringement of United States Letters Patents Nos. 6,578,086; 6,130,877; 6,697,325; 7,664,123; and 8,607,323; and Licensee has denied all claims in Licensor’s complaint.

B.           Neither the fact of a Party’s entry into this Agreement nor the terms hereof nor any acts undertaken pursuant hereto shall constitute an admission or concession regarding liability or the validity of any claim or defense in the Litigation.

C.           Subject to the terms and conditions set forth in this Agreement, the Parties mutually desire to settle the Litigation and enter into this Agreement to resolve their dispute.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.           Definitions

“Affiliate” means any Entity on or after the Effective Date directly or indirectly controlling, controlled by or under common control with a Party, whether through the ownership of securities, ownership interest, as a result of contract or otherwise, it being understood that the ownership of securities or other instruments representing fifty percent (50%) or more of the outstanding voting power of a particular Entity shall conclusively constitute control for purposes of this definition.

“Entity” means any individual, company (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“Licensed Patents” means: (i) United States Letters Patent Nos. RE40467; 5,970,125; 6,578,086; 6,222,848; 6,130,877; 6,697,325; 6,807,174; 7,397,763; 7,664,123; 7,385,998; and 8,607,323; (ii) any continuations, continuations-in-part, re-issues, re-examinations, divisionals and foreign counterparts of the patents listed in (i) of this definition; and (iii) all patents and applications claiming priority from any of the patents listed in (i), and/or (ii), or from which priority is claimed.

“Licensed Products” means the following products made, sold and/or offered for sale by Huawei and all reasonable variations thereof, including future generations: 12700 Series Agile Switches; AR1200; AR150; AR200; AR2200; AR2240; AR3200; CloudEngine 12800 Series switches; CloudEngine 5800 series switches; CloudEngine 6800 series switches; CloudEngine 7800 series switches; CloudEngine 8800 series switches; MC850/MC851 Media phone; ME60; NE40E; NE5000E; NE80E; P&OTN Synergy solution; Quidway S3500; Quidway S3500-EA Series Ethernet Switches; Quidway S3700; Quidway S5300; Quidway S5700; Quidway S6700; Quidway S7700; Quidway S9700; S1700; S2700; S5300; S5700; S6700; S7700; S9300; S9700; VP9630 Multiple control unit; WS6603 Radio Access Controller; AR Common; Data Center Switch Common; Ethernet Switch Common; S12700; NE40E-X16A; and S3700.

2.           Grant of License Rights

2.1           Patent License Grant. Licensor and its Affiliates grant to Licensee and Affiliates a fully paid up, non-exclusive, irrevocable, worldwide license under the Licensed Patents, without right to sub-license (except to the extent necessary to have product made by a third party for Licensee and/or its Affiliates), to make, have made, use, have used, practice, sell, offer for sale, provide, purchase, license, lease, supply, distribute, export, import or otherwise dispose of Licensed Products (including finished products, modules, components, etc.) and services. The Parties acknowledge that the foregoing license includes, and Licensee and Affiliates shall have, by way of non-limiting examples, (i) the right to have any Licensed Product designed and/or made by a third party for Licensee and any Affiliate and (ii) immunity for indirect and contributory infringement and infringement by inducement of any of the Licensed Patents. For the avoidance of doubt, the Parties acknowledge that for purposes of this Agreement “sell” (including, with correlative meanings, “sale,” “sold,” “resell,” and the like) with respect to a Licensed Product or service includes the sale, lease, disposition, and other supply of the Licensed Product or service, and includes past sales. This grant shall be subject to the payment by Licensee to Licensor of the one-time sum as provided by this Agreement and shall terminate with the expiration of the last patent to expire of the Licensed Patents.

2.2           Non-Assertion With Respect To Licensed Products. Licensor irrevocably covenants that it will not bring suit or otherwise assert a claim against any Licensed Products or services of Licensee, Affiliates, or any of their respective direct or indirect suppliers, distributors, dealers or other customers in connection with any Licensed Product that was manufactured, used, sold, offered for sale, leased, imported or exported by, for, or on behalf of Licensee and/or its Affiliates at any time. This Non-Assertion (Section 2.2), the License Grant (Section 2.1), and Release (Section 3.1, et seq.) for the Licensed Product shall be binding on any subsequent transferee, assignee, successor in interest of Licensor to another entity. This covenant shall be subject to the payment by Licensee to Licensor of the one-time sum as provided in paragraph 3 of this Agreement.

2

3.           Releases, Payment, and Dismissal

3.1           Licensor Release. Licensor, its Affiliates and its respective successors and assigns, irrevocably releases, acquits and forever discharges Licensee, Affiliates and their respective officers, directors, employees, agents, successors, assigns, representatives, and attorneys, and their respective distributors, dealers or other customers from any and all claims or liabilities of any kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, relating in any way to the Licensed Patents, Licensed Products and/or the Litigation.

The releases in this Agreement include an express, informed, knowing and voluntary waiver and relinquishment to the fullest extent permitted by law. In this connection, the Parties acknowledge that they may have sustained damages, losses, costs or expenses which are presently unknown and unsuspected and that such damages, losses, costs or expenses as may have been sustained may give rise to additional damages, losses, costs or expenses in the future. The Parties hereto further acknowledge that they have negotiated this Agreement taking into account presently unsuspected and unknown claims, counterclaims, causes of action, damages, losses, costs and expenses, and the parties hereto voluntarily and with full knowledge of its significance, expressly waive and relinquish any and all rights they may have under any state or federal statute, rule or common law principle, in law or equity, relating to limitations on general releases. Specifically, each Party hereby expressly waives any rights it may have under California Civil Code Section 1542 (or any other comparable law) which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

3.2           Payment. In consideration of the covenants, license granted herein, Licensee agrees to pay to Licensor a non-refundable total amount of Two-Hundred Ninety-Five Thousand United States Dollars ($295,000.00USD) (“Settlement Amount”). Licensor shall be responsible for any and all taxes (except the withholding tax levied by the Chinese government will be paid by the Licensee), arising from or relating to the settlement amount paid by Licensee to Licensor hereunder.

3.3           Payment Terms. Within thirty (30) days of the Effective Date and receipt date of a hard copy invoice by Huawei, Licensee will make the payment of section 3.2, by wire transfer, to the following account:

Bank Name:	Bank of America, NA
Bank Address:	100 West 33rd Street
New York, NY 10001
Account Name:	Cozen O'Connor DC IOLTA Account
Account No.:	226004430829
ABA Routing No.:	026009593
Swift Code:	BOFAUS3N

3

3.4           Dismissal.

(a)          Within five (5) business days of the Effective Date, Huawei shall contact the Patent Trial and Appeal Board of the United States Patent and Trademark Office (the “Board”) to request authorization to file a motion to terminate the pending IPR petitions pending in Case No. IPR2015-01382 and Case No. IPR2015-01390 (“the Petitions”). After receiving the Board’s authorization to file a motion to terminate the Petitions, Huawei shall submit a motion to terminate, within five (5) business days or sooner if required by the Board. Huawei, and if necessary, Licensor, shall further file a copy of this Agreement, pursuant to 35 U.S.C. § 317 and 37 C.F.R. § 42.74 and must request that this Agreement be treated as business confidential information to be kept separate from the files of the involved patent pursuant to 35 U.S.C. § 317(b) and 37 C.F.R. § 42.74(c). Huawei shall take all other necessary steps as may be required to terminate the Petitions, and to cooperate in affecting termination of such proceedings.

(b)          Within five (5) business days of confirmed payment by Licensee under sections 3.2 and 3.3 and completion of the act(s) required under section 3.4(a), the Parties shall cause a stipulated dismissal with prejudice of all claims and counterclaims to be filed in the Litigation. Before dismissal with prejudice of all claims and counterclaims filed in the Litigation, the Parties shall cause a stay of all litigation deadline and reduce the effort into the Litigation to the minimum extent. The Parties will each bear their own costs, attorneys’ fees and expenses incurred in connection with the Litigation. The Parties agree that the settlement of the Litigation is intended solely as a compromise of disputed claims and defenses. The Stipulation shall be in the form as set forth in Exhibit A attached hereto.

4.           Confidentiality

4.1          From and after the Effective Date, neither party shall disclose the terms of this Agreement or any information not otherwise publically available with respect to the Litigations except:

(a)          that the parties may issue a press release which states: “The parties have settled the litigation, and Huawei has taken a license.”

(b)          with the prior written consent of the other party;

(c)          to any governmental body having jurisdiction and specifically requiring such disclosure;

(d)          in response to a valid subpoena or as otherwise may be required by law;

(e)          to a party’s accountants, legal counsel, tax advisors and other financial, legal and other professional advisors, subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein;

4

(f)          as required during the course of litigation and subject to protective order;

(g)          with obligations of confidentiality at least as stringent as those contained herein, to a counterparty in connection with a merger, acquisition, sale of patents, financing or similar transaction.

Notwithstanding the provisions of this Section 5.1, the parties may make necessary disclosures in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations, provided that no Huawei confidential information will be included in or made accessible to the public by any such disclosure.

5.           Representations and Warranties

5.1           Organization and Qualification. Each Party represents and warrants that it is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized, is duly qualified and in good standing as a foreign corporation in every state in which the character of its business requires such qualifications, and has the power to own its property and to carry on its business as now being conducted.

5.2           Authorized Agreement. Each Party represents and warrants that the execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement, are within its powers, have been duly authorized by all necessary corporate action, do not require any consent or other action by and in respect of or filing with any third party or governmental body or agency and do not, and will not, contravene, violate or conflict with or constitute a default under any provision of applicable law, regulation, or published interpretive guidance or ruling.

5.3           Licensor’s Specific Representations and Warranties: Licensor hereby represents and warrants that: (i) Licensor has not granted licenses to any other Entity that would restrict rights granted hereunder except as stated herein; (ii) Licensor does not currently have any Affiliates which own or have the right to assert infringement of any Licensed Patents; (iii) Licensor owns the Licensed Patents, and has the right to grant the licenses and make the covenants and releases with respect to the Licensed Patents of the full scope set forth herein without payment of any consideration to any third party; (iv) Licensor has not assigned or otherwise transferred to any third party any rights to the Licensed Patents that would prevent Licensor from entering into and performing this Agreement; and (v) Licensor’s grant of the licenses and making of the covenants and releases provided herein will not cause Licensor to breach any agreement with any third party or to violate any court orders or laws or regulations applicable to Licensor.

5

5.4           Licensee’s Specific Representations and Warranties: Licensee agrees and warrants that Licensee will not voluntarily challenge the validity, enforceability, or patentability of any Licensed Patent, or to seek re-examination of any Licensed Patent in any court or administrative agency having jurisdiction to consider the issue. Licensee further agrees and warrants that it will not intentionally assist others, whether directly or indirectly, in challenging the validity, enforceability, or patentability of any Licensed Patent in any court or administrative agency having jurisdiction to consider the issue.

6.           Disclaimer and Limitation of Liability

6.1           Disclaimer of Warranties. THE WARRANTIES SET FORTH HEREIN ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE RESPECTIVE PARTIES. EACH PARTY EXPRESSLY DISCLAIMS, AND HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.2           IN ADDITION, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS, AND LICENSOR EXPRESSLY DISCLAIMS, ANY WARRANTY OR REPRESENTATION:

AS TO THE VALIDITY, ENFORCEABILITY, SCOPE, TERM, OR TERRITORIAL COVERAGE OF ANY OF THE LICENSED PATENTS; AS TO THE LIKELIHOOD THAT ANY PENDING APPLICATION WILL ISSUE OR WILL HAVE ANY PARTICULAR SCOPE, OR THAT LICENSOR WILL PROSECUTE ANY PARTICULAR PENDING APPLICATION OR SEEK ANY PARTICULAR CLAIM; AS TO THE NON-INFRINGEMENT OF ANY PATENT OF A THIRD PARTY PATENT BY ANY ACTIVITY OF LICENSEE RELATED TO THE LICENSED PATENTS; AND AS TO THE LIKELIHOOD OF LICENSOR ENFORCING OR DEFENDING THE LICENSED PATENTS OR THE OUTCOME OF ANY LITIGATION INVOLVING THE LICENSED PATENTS.

6.3           NEITHER PARTY SHALL BE LIABLE FOR LOSS OF PROFITS OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES INCURRED BY THE OTHER PARTY AND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

7.           General

7.1           Governing Law and Venue. This Agreement will be interpreted in accordance with the laws of Delaware, United States of America, without regard to the conflicts of laws principles thereof.

6

7.2           Independent Contractors. Each Party acknowledges and agrees that it is dealing with the other Party as independent contractors. Nothing contained in this Agreement will be interpreted as constituting either Party the employee or agent of the other Party or as conferring upon either Party the power of authority to bind the other Party in any transaction with third Parties.

7.3           Successors, Assigns and Beneficiaries. This Agreement (including all grants, obligations and provisions herein) shall inure to the benefit of, and be binding upon, the successors and assigns of all Parties, but no purported assignment or transfer by Licensee of this Agreement or any part thereof shall have any force or validity whatsoever, except, unless and until approved in writing by Licensor. Notwithstanding the foregoing, Licensee may assign this Agreement (together with all grants, obligations and provisions herein) without such approval (i) to any third party that acquires all or substantially all of the assets or business of Licensee or an Affiliate thereof to which this Agreement relates (whether by merger, stock sale, asset sale or otherwise) or (ii) to the surviving entity in any merger, stock purchase, asset purchase, consolidation, equity exchange, or reorganization of their business to which this Agreement relates, provided that in the case of 7.3(i) or 7.3(ii), the scope of the license that exists after such an acquisition event is limited to Licensed Products in existence as of the date of assignment, including future sales of existing models.

7.4           Notices. All legal notices required herein will be in writing addressed to the respective Parties as set forth below and will either be (i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, (iii) transmitted by nationally recognized private express courier, or (iv) sent by facsimile transmission, and will be deemed to have been given on the date of receipt. Either Party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this section.

7

If to Licensor:

Darrell Dotson

Dotson Law Firm

222 N Fredonia Street

PO Box 3427

Longview, TX 75606

With copies to:

Barry Golob

Cozen O’Connor

1200 19th Street, NW

Suite 300

Washington DC 20036

If to Licensee:

Director of IPR Department Huawei Base, Bantian,

Longgang District, Shenzhen

P.R. China, 518129

7.5           Force Majeure. Neither Party will be responsible for any failure to perform its obligations under this Agreement due to acts of God, war, acts of terrorism, riot, embargoes, acts of civil or military authorities, fire, or floods.

7.6           Bankruptcy. All licenses, covenants and releases granted to Licensee and its Affiliates under this Agreement are deemed to be, for the purpose of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to intellectual property as defined under Section 101 of the U.S. Bankruptcy Code, as amended. Licensor and Licensee agree that any Party who is a licensee or beneficiary of such rights under this Agreement, shall retain and may exercise all of its rights and elections under the U.S. Bankruptcy Code, as amended. To the extent that similar protections of its rights are available to Licensee in foreign jurisdictions, they agree that they shall be entitled to retain and exercise all such rights.

7.7           Waiver. The waiver, express or implied, by either Party of any breach of this Agreement by the other Party will not waive any subsequent breach by such Party of the same or a different kind.

7.8           Headings. The headings to the sections and exhibits of this Agreement are included merely for convenience of reference and do not affect the meaning of the language included therein.

7.9           Severability. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, the other provisions of this Agreement will remain in full force and effect.

8

7.10         Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original.

7.11         Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire Agreement and understanding between the Parties, and integrates all prior discussions between the Parties related to its subject matter. No modification of any of the terms herein will be valid unless in writing and signed by an authorized representative of each Party.

** THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK **

9

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

NNPT, LLC.; SPHERIX INCORPORATED		HUAWEI TECHNOLOGIES CO., LTD.;

By:	/s/ Anthony Hayes	By:

Name:	Anthony Hayes	Name:

Title:	CEO of Spherix; Pres of NNPT	Title:

Date:	September 18, 2015	Date:

10